Exhibit 10.3

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made this 8th day of January, 2018, by and between HUNT FS HOLDINGS, LLC, a Delaware limited liability company (the “Pledgor”), and MMA CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Lender”).

RECITALS

Lender and Hunt FS Holdings II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Pledgor (the “Company”), have entered into a Purchase Agreement dated the date hereof (as the same may be amended from time to time called the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company has delivered to Lender in payment of the Purchase Price (as defined in the Purchase Agreement) its Promissory Note in the original principal amount of Fifty-Seven Million Dollars ($57,000,000) (the “Note”).

The Pledgor is the sole member of the Company, and will receive substantial financial benefits from the transactions described in the Purchase Agreement including the payment of the Purchase Price by delivery of the Note.

In order to induce the Lender to accept the Note in payment of the Purchase Price, the Pledgor has agreed to pledge and grant to the Lender a continuing security interest in and to the Collateral (as hereafter defined) to secure the payment of the Secured Obligations (as hereinafter defined) and the performance by the Company of its obligations under the Note.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Lender agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1.          Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings provided in the Note. In addition, the following capitalized terms, when used in this Agreement, shall have the following meanings unless otherwise indicated:

“CMA” means a Continuing Membership Application that must be filed by a member firm pursuant to FINRA Rule 1017 with FINRA seeking approval to continue in membership after, among other events, a direct or indirect change in its equity ownership or partnership capital that results in one or more Persons directly or indirectly owning or controlling twenty-five (25) percent or more of such member's equity or partnership capital.

“Collateral” has the meaning set forth in Section 2.1.

“Collateral Documents” means this Agreement and any documents ancillary hereto.

“Distributions” has the meaning set forth in Section 2.1(b).

“Equity Interests” means (i) the membership, ownership and other equity interests in the Company both now and hereafter existing, (ii) any option, warrant or other direct or indirect right to acquire, convert into or exchange for an equity interest in the Company, and (iii) any and all rights, powers and remedies resulting from, or in connection with any of the foregoing, including, without limitation, all rights, powers and remedies of any nature under or by reason of the Operating Agreement, and all claims, causes of action and rights of suit resulting therefrom, or in connection therewith.

“Event of Default” has the meaning set forth in Article V.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Hunt Securities” means Hunt Financial Securities, LLC, which is registered with the SEC as a broker-dealer under Section 15(a) of the Securities Exchange Act of 1934 (CRD# 169919), is a FINRA member, and is wholly-owned by the Company, which is wholly-owned by the Pledgor.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind in, on, of or in respect of, any asset or property or any rights to any asset or property, including, without limitation, (a) any interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to any such asset or property and (b) any option, right of first refusal or similar right.

“Operating Agreement” means the Limited Liability Company Agreement of the Company dated as of July 20, 2017, as amended by the First Amendment thereto, dated on or about the date hereof, and all other amendments thereto.

“Paid in Full” and “Payment in Full” mean the payment in full of all Secured Obligations (other than in respect of contingent indemnification and expense reimbursement claims not then due and owing).

“Permitted Encumbrances” means Permitted Liens as described in clause (i) and (ii) of the definition thereof.

“Permitted Liens” means (i) Liens on the Collateral in favor of the Lender, (2) Liens securing any Specified Notes and (iii) Liens arising by operation of law.

“Pledged Equity Interests” has the meaning set forth in Section 2.1(a).

“Records” shall have the meaning ascribed to it in the UCC and shall include all agreements, books, ledgers, instruments, correspondence, memoranda or other documents comprising, covering or relating to the Collateral.

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“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” means, collectively, the due and punctual payment and performance, when and, as due, of (a) the principal of Note and the interest (including any Default Interest) accruing under the Note and all Payee Costs (as defined in the Note), and (b) all covenants, agreements, duties, debts, obligations and liabilities of each of the Company and the Pledgor under or pursuant to the Note, this Agreement and any other Collateral Documents, including, without limitation, all indemnification obligations and all Lender’s Costs.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

SECTION 1.2.          Rules of Construction. Unless otherwise defined herein, all terms used herein which are defined by the UCC shall have the same meanings as are assigned to them by the UCC unless and to the extent varied by this Agreement. No provision of this Agreement shall be construed for or against any party on the grounds that one party or the other was the drafter hereof, it being acknowledged that this Agreement was fully negotiated by the parties and their counsel. For purposes of this Agreement: (a) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

ARTICLE II

THE COLLATERAL

SECTION 2.1.          The Pledge and Grant. In order to secure the prompt and complete payment and performance when due of all of the Secured Obligations, the Pledgor hereby pledges to the Lender, and hereby grants to the Lender a continuing security interest in and lien on, all of the following property of the Pledgor, both now owned and existing and hereafter created, acquired or arising (all such property being herein collectively referred to as the “Collateral”) and all right, title and interest of the Pledgor in and to the Collateral:

(a)          the Equity Interests owned by the Pledgor that have been issued by the Company and are outstanding as of the date hereof, and any additional Equity Interests and other equity interests in the Company obtained by the Pledgor in the future (collectively, the “Pledged Equity Interests”);

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(b)          all monies and/or property (including, without limitation, general intangibles, (including payment intangibles), accounts, documents, instruments, investment property, commercial tort claims, and chattel paper) due or to become due to the Pledgor under or in connection with the Pledged Equity Interests including, without limitation: (i) any income, bonuses, profits or fees; (ii) any dividend or distribution of cash or property, including, without limitation, (A) any and all distributions of cash flow and profits and (B) any dividend or distribution occurring as a result of a split, revision, reclassification or other like change of the Pledged Equity Interests; (iii) any return of capital contributions; (iv) any cash or property resulting from the dissolution, termination, winding up, and/or liquidation of the Company; and (v) any other right to receive monies and/or property on account of, or in connection with, the interests of the Pledgor as a member of the Company (collectively, “Distributions”);

(c)          all cash and non-cash proceeds and products of the Collateral described in clauses (a) and (b) above, together with all substitutions, replacements and renewals thereof; and

(d)          all Records relating or pertaining to the Collateral described in clauses (a) through (c) above.

SECTION 2.2.          Pledge and Security Interest for Security Only. The pledge and security interest granted hereby are intended as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 2.3.          The Equity Interests.

The Equity Interests shall not be securities governed by Article 8 of the Uniform Commercial Code. The Equity Interests shall at all times be uncertificated and the Operating Agreement shall require that all Equity Interests be uncertificated. In the event that any securities comprising part of the Collateral nonetheless become certificated, the certificates shall be promptly delivered to the Lender, accompanied by proper instruments of assignment substantially in the form attached hereto as Exhibit A, duly executed and endorsed by the Pledgor and by such other instruments or documents as the Lender may reasonably request sufficient to transfer the title thereto to the Lender or its nominee.

SECTION 2.4.          Voting Rights, Distributions; Etc.

(a)          So long as no Event of Default shall have occurred and be continuing:

(i)          the Pledgor shall have the right, from time to time, and for any purpose not inconsistent with the Note and this Agreement, to exercise all voting and ownership rights with respect to the Pledged Equity Interests and to consent to or ratify action taken at, or waive notice of, any meeting of, or action taken by, members of the Company with the same force and effect as if such Pledged Equity Interests were not pledged hereunder, provided that such action would not materially and adversely affect the rights or remedies of the Lender hereunder;

(ii)         the Pledgor shall be entitled to receive, retain, use and distribute any and all Distributions paid on the Collateral to the extent and only to the extent that such Distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of the Note, the Operating Agreement and all applicable laws; and

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(iii)        the Pledgor shall be entitled to exercise any subscription or conversion privileges accruing as the owner of the Pledged Equity Interests, to the extent permitted in the Operating Agreement; provided that any additional interests obtained or purchased on account of any such subscription or conversion privileges shall be subject to this Agreement and shall constitute part of the Collateral.

(b)          Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to receive Distributions which the Pledgor is authorized to receive pursuant to paragraph (a)(ii) of this Section 2.4 shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to receive and retain such Distributions. All Distributions which are received by the Pledgor contrary to the provisions of this Section 2.4 shall be received in trust for the benefit of the Lender, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Lender in the same form as so received (together with any necessary endorsement, which the Pledgor hereby agrees to execute and deliver). Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this subparagraph (b) shall be retained by the Lender and shall be applied to the Secured Obligations in accordance with the provisions of Section 6.2 hereof.

(c)          Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights associated with 24.50% of the Pledged Equity Interests in the Company that the Pledgor would otherwise be entitled to exercise pursuant to Section 2.4(a)(i) shall immediately cease, and all such rights shall thereupon become vested in the Lender, which shall then have the sole right to exercise such voting and other consensual rights. The remaining voting and other consensual rights retained by the Pledgor shall immediately cease for the Pledgor and become vested in the Lender upon the earlier of (1) FINRA approval of the CMA, or (2) thirty (30) calendar days from the filing of a CMA deemed substantially complete by FINRA.

(d)          Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the subscription and conversion rights associated with 24.50% of the Pledged Equity Interests in the Company that the Pledgor would otherwise be entitled to exercise pursuant to Section 2.4(a)(iii) shall immediately cease, and all such rights shall thereupon become vested in the Lender, which shall then have the sole right to exercise such subscription and conversion rights. The remaining subscription and conversion rights retained by the Pledgor shall immediately cease for the Pledgor and become vested in the Lender upon the earlier of (1) FINRA approval of the CMA, or (2) thirty (30) calendar days from the filing of a CMA deemed substantially complete by FINRA.

(e)          All rights of the Pledgor to exercise the management and control of the business, assets and affairs of the Company, it would otherwise be entitled to exercise under the Operating Agreement shall immediately cease upon the earlier of (1) FINRA approval of the CMA, or (2) thirty (30) calendar days from the filing of a CMA deemed substantially complete by FINRA (in each case following an Event of Default), and all such rights shall thereupon become vested in the Lender, which shall have the sole right to exercise such management and control rights.

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SECTION 2.5.          Filings.

(a)          At any time upon the reasonable request of the Lender, the Pledgor shall promptly file in any relevant jurisdiction any financing statement (or amendment) thereto that contains the information required by Article 9 of the UCC of such jurisdiction for the filing of such financing statement (or amendment) relating to the Collateral, as the Lender may reasonably deem such financing statement (or amendment) necessary or desirable in obtaining the full benefits of, or as applicable in perfection and preserving the Liens of, the Lender.

(b)          The Pledgor hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral without the signature of Pledgor where permitted by law, in each case, as the Lender reasonably determines is necessary to perfect and continue perfected, maintain the priority of or provide notice of the Lender’s security interest in the Collateral under this Agreement. Pledgor agrees to provide all necessary information related to such filings to the Lender promptly upon request by the Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Lender that the following statements are true, and correct:

SECTION 3.1.          General Representations. As of the date hereof,

(a)          Existence. The Pledgor: (i) is a Delaware limited liability company duly organized and validly existing under the laws of the State of Delaware; (ii) is in good standing (or its equivalent) under the laws of the State of Delaware; (iii) has all requisite limited liability company power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on the ability of Pledgor to perform its obligations hereunder; and (iv) is qualified to do business and is in good standing (or its equivalent) in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on the ability of Pledgor to perform its obligations hereunder.

(b)          No Breach. The execution and delivery of this Agreement and the Collateral Documents to which Pledgor is a party and the performance of Pledgor’s obligations hereunder and thereunder will not conflict with or result in (i) a breach of the organizational documents of Pledgor, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any governmental authority, except where such breach would not be reasonably likely to have a material adverse effect on the ability of Pledgor to perform its obligations hereunder, or (iv) a breach of any other agreement or instrument to which Pledgor is a party or by which Pledgor of any of its property is bound or to which Pledgor is subject, except where such breach would not be reasonably likely to have a material adverse effect on the ability of Pledgor to perform its obligations hereunder, or (v) the creation or imposition of any lien (except for liens created pursuant to the Collateral Documents) upon any property of Pledgor.

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(c)          Authorization. Pledgor has all necessary limited liability company power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Collateral Documents to which Pledgor is a party; the execution, delivery and performance by Pledgor of this Agreement and the Collateral Documents to which Pledgor is a party have been duly authorized by all necessary corporate or other action on its part; and this Agreement and the Collateral Documents to which Pledgor is a party have been duly and validly executed and delivered by Pledgor.

(d)          Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any government authority or any securities exchange are necessary for the execution, delivery or performance by Pledgor of this Agreement or the Collateral Documents to which Pledgor is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the liens created pursuant to the Collateral Documents.

(e)          Enforceability. This Agreement and the Collateral Documents to which Pledgor is a party are legal, valid and binding obligations of Pledgor and are enforceable against Pledgor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(f)          Material Adverse Effect. Since the date of the Closing Statements, there has been no development or event nor, to Pledgor’s knowledge, any prospective development or event, which has had or is reasonably likely to have a material adverse effect on the ability of Pledgor to perform its obligations under this Agreement and the Collateral Documents to which it is a party.

(g)          Compliance with Applicable Law. The Pledgor, and to Pledgor's knowledge, the Company, and the Company's subsidiaries are in compliance in all material respects with, and are not in material default or violation of, applicable federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by any governmental, self-regulatory, state, municipal, local, or other authority, or any policy and/or guideline of any such authority related to the Pledgor, Company, or the Company's subsidiaries, and their respective businesses, which has had or is reasonably likely to have a material adverse effect on the value of the Company or its subsidiaries, or the ability of the Pledgor to perform its obligations under this Agreement and the Collateral Documents to which it is a party.

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(h)          Litigation & Regulatory Enforcement Action. There are no actions, suits, arbitrations, investigations or enforcement actions (including, without limitation, any of the foregoing which, to the knowledge of Pledgor, are pending or threatened) or other legal, regulatory or administrative proceedings affecting Pledgor, the Company, or the Company's subsidiaries before any governmental or other authority which would reasonably be expected to have a material adverse effect on the value of the Pledgor, the Company or its subsidiaries, or the ability of the Pledgor to perform its obligations under this Agreement and the Collateral Documents to which it is a party.

(i)          Investment Company Act. Pledgor is not required to be registered as an “investment company”, or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940.

(j)          Anti-Money Laundering Laws. Pledgor has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”).

(k)          No Prohibited Persons. None of the Pledgor, the Company, or the Company's subsidiaries nor, to Pledgor's knowledge, any of their respective officers, directors or members is a Person (or fifty percent (50%) or greater owned by a Person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control’s (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website or (ii) is otherwise the target of sanctions administered by OFAC.

(l)          Consents. Pledgor has obtained the consent of all Persons whose consent is required for the execution, delivery and performance of this Agreement other than such consents the lack of which would not reasonably be expected to have a material adverse effect on the ability of Pledgor to perform its obligations under this Agreement and the Collateral Documents to which it is a party.

SECTION 3.2.          Title, Liens and Authority. As of the date hereof, the Pledgor is the sole owner of the Collateral and has good and marketable title to all of the Collateral, and has full power and authority to pledge, and/or grant a security interest in, the Collateral to the Lender pursuant hereto and to execute, deliver and perform the obligations of the Pledgor in accordance with the terms of this Agreement without the consent or approval of any Person other than (a) the regulatory approvals specified in Section 7.18 and (b) any consent or approval which has been obtained and provided to the Lender. The Equity Interests are not securities governed by Article 8 of the Uniform Commercial Code and are not represented by certificates. The Collateral is free and clear of any Liens or adverse claims (except for, in the case of the Pledged Equity Interests, the Permitted Encumbrances, and in the case of any other items of Collateral, subject to Permitted Liens) and no Person other than Pledgor has any interest whatsoever in any of the Collateral. The security interest granted by the Pledgor to the Lender pursuant to this Agreement is a first priority (in the case of the Pledged Equity Interests, subject only to the Permitted Encumbrances, and in the case of any other items of Collateral, subject to Permitted Liens) security interest in the Collateral. As of the date hereof, the Pledgor has not executed or filed, or authorized any third party to file, any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Pledgor as debtor in any recording office, except those that have been filed in favor of the Lender pursuant to this Agreement.

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SECTION 3.3.          Names, Locations, Etc. As of the date hereof, (i) each of the Pledgor and the Company is a limited liability company duly organized and existing under the laws of the State of Delaware, (ii) the Lien on the Collateral granted to the Lender hereby does not contravene any of the provisions of the Operating Agreement, (iii) the correct legal name of the Pledgor is that specified on the signature page of this Agreement and the Pledgor has conducted business under such legal name since its formation, (iv) the organizational identification number of the Pledgor in the State of Delaware is 0880855, (v) the federal tax identification number of the Pledgor is 46-4074992, (vi) the Pledgor has not been the surviving entity in a merger within the last five (5) years, (vii) the chief executive office of the each of the Pledgor and the Company is located at 230 Park Avenue, 19th Floor, New York, New York 10169, and (viii) there have been no changes to foregoing information in the past five years.

SECTION 3.4.          The Pledged Equity Interests. The Pledged Equity Interests include one hundred percent (100%) of the Equity Interests held by the Pledgor as of the date hereof and one hundred percent (100%) of the total Equity Interests issued and outstanding as of the date hereof. There are no agreements or commitments by the Company or any other Person for the issuance of: (a) any additional Equity Interests; (b) any securities or equity interests convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any Equity Interests; or (c) any warrants, options, rights of first refusal or other rights, or other commitments entitling any Person to purchase or otherwise acquire any Equity Interests. The Collateral is not subject to any voting trust agreement or other agreement relating to the ownership or voting control of the Collateral. The Pledged Equity Interests have been duly and validly authorized and issued by the Company and are fully paid.

SECTION 3.5.          Perfected Security Interest. Upon the filing of a UCC financing statement with the Secretary of State of the State of Delaware, the Lender will have a valid, enforceable and perfected first priority (in the case of the Pledged Equity Interests, subject only to the Permitted Encumbrances, and in the case of any other items of Collateral, subject to Permitted Liens) security interest in the Collateral.

ARTICLE IV

COVENANTS OF PLEDGOR

The Pledgor covenants and agrees with the Lender as follows:

SECTION 4.1.          Title, Liens and Taxes. The Pledgor shall, at the cost and expense of the Pledgor, take any and all actions necessary to defend the Pledgor’s title to the Collateral against all Persons and against any adverse claim or Lien of any nature whatsoever (in the case of the Pledged Equity Interests, subject only to the Permitted Encumbrances, and in the case of any other items of Collateral, subject to Permitted Liens) and to defend the Lien of the Lender in the Collateral and the priority (or intended priority) thereof. Except to the extent contested in good faith, the Pledgor will pay all taxes and assessments levied or placed on the Collateral prior to the earlier of (a) the date when any interest or penalty would accrue for the nonpayment thereof, and (b) the date when such taxes or assessments become a Lien subject to foreclosure (unless Pledgor has obtained a court order, posted a bond or taken any similar measure which prevents foreclosure).

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SECTION 4.2.          Further Assurances. Promptly following the reasonable request of the Lender, (a) furnish such further assurances of title as may be reasonably required by the Lender, and (b) deliver and execute or cause to be delivered and executed, in form and content reasonably satisfactory to the Lender, any assignment, security agreement, or other document as the Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of the Lender’s security interest in the Collateral and/or its priority. The Pledgor will pay to the Lender within five Business Days following notice by the Lender the reasonable and documented costs of preparing and filing any financing, continuation or termination statement as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording of any such statement. The Pledgor hereby authorizes the Lender at any time and from time to time to file in any appropriate filing office any initial financing statements and amendments thereto and continuations thereof covering the Collateral and any additional collateral for the Secured Obligations. Except as otherwise permitted by applicable laws, the Pledgor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of the Lender. Promptly following request of the Lender, the Pledgor shall deliver to the Lender all evidence of its ownership of the Collateral as may be reasonably required by the Lender.

SECTION 4.3.          Notices. The Pledgor will promptly, but no later than five (5) Business Days after obtaining knowledge thereof, give written notice to the Lender of (i) any event which materially and adversely affects the value of the Collateral, (ii) any event which materially adversely affects the ability of the Pledgor or of the Lender to dispose of the Collateral, or the rights and remedies of the Lender in relation thereto, including, without limitation, the levy of any legal process against the Collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise, (iii) any actions, suits, or proceedings pending, or to the Pledgor’s knowledge, threatened in writing, against the Pledgor, the Pledgor’s property or against the Company, which may, either in any one case or in the aggregate, materially adversely affect the Collateral, (iv) any default by the Company in the payment or performance of any instrument or agreement relating to any Material Indebtedness of the Company, the effect of which is to cause such Material Indebtedness to become due and payable prior to stated or scheduled maturity, and (v) any sale or other disposition of any substantial part of the property and assets of the Company.

SECTION 4.4.          Changes of Name; Jurisdiction of Organization etc. The Pledgor shall provide a written notice to the Lender within 20 days following the change of its name, its jurisdiction of organization, its organization identification number or the location of its chief executive office. The Pledgor shall cooperate with the Lender in making all filings that are reasonably required in order for the Lender to continue at all times following such change to have a legal, valid and perfected security interest in all the Collateral.

SECTION 4.5.          Ownership. Until the Payment in Full of the Note, the Pledgor shall at all times directly own 100% of the Equity Interests of the Company free and clear of all Liens (except Liens of the Lender).

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SECTION 4.6.          Records. The Pledgor will (a) at all times maintain at its chief executive office, in accordance with generally accepted accounting principles, consistently applied, accurate and complete Records in all material respects, and (b) at such reasonable times and intervals during normal business hours and upon reasonable notice, permit the Lender or any Person designated by the Lender to enter any places of business of the Pledgor or any other premises where any Records may be kept and to examine, audit, inspect, and make extracts from and photocopies of any such Records; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Lender shall not exercise the rights under this clause (c) more than one time during any calendar year absent the existence of an Event of Default.

SECTION 4.7.          Company Affairs, Etc.

(a)          The Pledgor will perform, observe and carry out in all material respects the provisions of the Operating Agreement (and its other organizational documents, if any) to be performed, observed and carried out by the Pledgor. The Pledgor will promptly furnish to the Lender such information concerning the operations, business, affairs and financial condition of the Company as the Lender may reasonably request.

(b)          The Pledgor will not, without the prior written consent of the Lender, consent to or approve of any amendments or changes to the Operating Agreement (or any of its other organizational documents, if any) in a manner that could reasonably be expected to adversely affect in any material respect the rights or interests of the Lender (including, without limitation, any amendment causing its membership interests or other equity interests, or any of them, to be a “security” as defined in and governed by Article 8 of the Uniform Commercial Code of the State of New York - Investment Securities).

(c)          The Pledgor shall not permit the Company to sell, transfer, convey, pledge or otherwise encumber all or substantially all of its assets or to enter into a merger, consolidation, reorganization or similar restructure without the prior written consent of the Lender.

SECTION 4.8.          No Restrictions on Disposition. Notwithstanding any provisions of the Operating Agreement which restrict the disposition of Equity Interests or provide for rights of first refusal or an option, the Pledgor hereby waives all such restrictions and rights and agrees that any sale, transfer, or other form of disposition by the Lender of all or any portion of the Collateral pursuant to the exercise of its remedies under this Agreement shall not be subject to any restrictions on disposition or rights of first refusal or options set forth in the Operating Agreement and, subject to any applicable regulatory approvals specified in Section 7.18, shall not require the consent of any Person and upon such disposition, the purchaser, assignee or transferee shall automatically be admitted to the Company as a substituted member.

SECTION 4.9.          Indemnification. The Pledgor agrees to indemnify the Lender, each of its Affiliates and each of its and their respective directors, officers, managers, members, employees, attorneys and agents (each, an “Indemnified Party”), and hold them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees and expenses, incurred by or asserted against it arising out of, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral; provided, however, that such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (i) the fraud, bad faith, gross negligence or willful misconduct of the Lender, (ii) a claim brought by the Pledgor or the Company against the Lender for breach in bad faith of the Lender’s obligations under the Note or any Collateral Document, or (iii) a claim solely among the Lender (including in the capacity as agent) and its assignees permitted under Section 7.9 below.  Without prejudice to the survival of any other agreement of Pledgor under this Agreement, the agreements and obligations of the contained in this Section shall survive termination of this Agreement and Payment in Full.

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SECTION 4.10.         CMA Filing. Upon an Event of Default, the Pledgor shall, and shall direct the Company and Hunt Securities to, use their reasonable best efforts to take all necessary and appropriate steps to obtain the regulatory and other authorizations required for Hunt Securities to continue operating as a broker-dealer by, among other things: (a) ensuring that Hunt Securities, within ten Business Days of an Event of Default, submits a CMA which it believes to be substantially complete to FINRA requesting “fast track” approval; (b) responding to FINRA inquiries or requests related to the CMA, including requests for additional documents or information within the time frames set forth in Rule 1017; and (c) ensuring that the Pledgor, the Company, Hunt Securities, and each of their respective owners, officers, directors, employees, contractors, or other principals or agents, do not engage in activity during pendency of the CMA application that could delay the approval of the CMA. In furtherance of and without limiting the Pledgor's covenants under this Section 4.9, the Pledgor shall: (i) as promptly as practicable, notify the Lender of any written communication from FINRA related to the CMA; (ii) permit the Lender to review in advance any proposed written communication to FINRA with respect to the CMA and incorporate the Lender's comments thereto; (iii) provide the Lender with an opportunity to attend any substantive meeting with FINRA in respect of the CMA; and (iv) furnish the Lender with copies of all written correspondence and filings between the Pledgor, the Company, or Hunt Securities and their respective representatives on the one hand, and FINRA or members of its staff on the other hand, related to the CMA.

ARTICLE V

EVENTS OF DEFAULT

Each of the following shall be an “Event of Default” hereunder:

(a)          an Event of Default as defined in the Note;

(b)          the breach or violation in any material respect (or, with respect to any covenant qualified by materiality, in any respect) of any covenant or agreement of Pledgor under this Agreement which is not cured within thirty (30) days of the earlier of written notice from Lender or the Pledgor having knowledge of such breach or violation, except that no cure period shall be permitted for breach or violation of Sections 2.3, 4.1, 4.3, 4.5, and 4.7(b) and (c); and

(c)          any representation or warranty made by the Pledgor under Article III of this Agreement shall not be true in all material respects (or if such representation or warranty is qualified by Material Adverse Effect or other materiality qualification, in all respects) as of the date made.

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ARTICLE VI

RIGHTS AND REMEDIES

SECTION 6.1.          Rights and Remedies of the Lender. Upon and after the occurrence and during the continuance of an Event of Default, the Lender may, without notice or demand other than as expressly provided for under the provisions of this Agreement, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Lender under the other provisions of the Note, this Agreement and any other Collateral Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Lender under applicable laws, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(a)          The Lender may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate, and at such price or prices as may be satisfactory to the Lender, provided that the Lender shall be permitted only sell 24.50% of the Pledged Equity Interests immediately and shall be permitted to sell 100% of the Pledged Equity Interests upon the earlier of (a) FINRA approval of the CMA, or (b) thirty (30) calendar days from the filing of a substantially complete CMA. The Lender shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of any of the Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Lender shall give the Pledgor ten (10) days’ prior written notice (which the Pledgor agrees is reasonable notice within the meaning of the UCC) of the Lender’s intention to make any sale or other disposition of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and, in the case of a private sale or other disposition, shall state the date after which such sale or other disposition may be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid in full by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 6.1, the Lender may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Pledgor (all of such rights being also hereby waived and released by the Pledgor), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Lender from the Pledgor as a credit against the purchase price, and the Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof and the Lender shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

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The Pledgor recognizes that the Lender may be unable to effect a public sale or other disposition of the Collateral due to the lack of a ready market for the Collateral, a limited number of potential buyers of the Collateral or certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), state securities laws, and other applicable laws, and that the Lender may be compelled to resort to one or more private sales or other dispositions thereof to a restricted group of purchasers. The Pledgor agrees that such private sales or other dispositions may be at prices and other terms less favorable to the seller than if sold at public sales or other dispositions and that such private sales or other dispositions shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. The Lender shall be under no obligation hereunder or otherwise (except as provided by applicable law) to delay a sale or other disposition of any of the Collateral for the period of time necessary to permit the registration of such securities for public sale or other public disposition under the Securities Act and applicable state securities laws. Any such sale or other disposition of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale or other disposition where the Lender or any other Person or entity may be the purchaser of all or part of the Collateral so sold or otherwise disposed of. The Lender shall incur no liability as a result of the sale or other disposition of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this Article VI. The Pledgor hereby waives, to the extent permitted by applicable law, any claims against the Lender arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold or otherwise disposed of at such private sale was less than the price that might have been obtained at a public sale or other public disposition, even if the Lender accepts the first offer deemed by the Lender on good faith to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree.

(b)          If the Lender determines to exercise its right to sell all or any of the Collateral pursuant to this Article VI, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense: (i) provide the Lender with such information and projections as may be necessary or, in the opinion of the Lender, advisable to enable the Lender to effect the sale of such Collateral; and (ii) do or cause to be done all such other acts and things as may be necessary to make the sale of such Collateral valid and binding and in compliance with all applicable laws. Pledgor agrees that a breach of any of the covenants contained in this Article VI will cause irreparable injury to the Lender, that the Lender have no adequate remedy at law in respect of such breach and, as a consequence, agree that each and every covenant contained in this Article VI shall be specifically enforceable against the Pledgor by the Lender.

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(c)          The Lender shall immediately with respect to 24.50% of the Pledged Equity Interests, have the right, but not the obligation, to exercise all voting rights of the Pledgor in the Company as set forth in Section 2.4(c). The Lender shall obtain the preceding rights with respect to 100% of the Pledged Equity Interests upon the earlier of (a) FINRA approval of the CMA, or (b) thirty (30) calendar days from the filing of a substantially complete CMA. The Lender shall be able to exercise these rights without liability of any kind to the Pledgor or account for any property actually received by the Lender. The Lender shall have no duty to exercise any of the aforesaid rights and shall not be responsible for any failure to do so or delay in so doing.

(d)          Notwithstanding anything to the contrary contained herein, the Note or any other Collateral Document, the Pledgor does not waive its right to receive any Collateral or proceeds thereof that remain after the exercise of remedies by the Lender and the Payment in Full.

SECTION 6.2.          Application. The proceeds of collection, sale or other disposition of all or any part of the Collateral coming into the Lender’s possession after the occurrence and during the continuance of an Event of Default shall be applied by the Lender in the manner set forth in Section 5 of the Note. Any proceeds remaining after the Payment in Full shall be paid to the Pledgor.

SECTION 6.3.          No Waiver, Etc. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of the Note, this Agreement or of the other Collateral Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under the Note, this Agreement or any of the other Collateral Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the Note, this Agreement or any of the other Collateral Documents, or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The payment by the Pledgor, the Company or any other Person and the acceptance by the Lender of any other amount due and payable under the provisions of the Note, this Agreement or the other Collateral Documents at any time during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon the occurrence and during the continuance of such Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

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ARTICLE VII

MISCELLANEOUS

SECTION 7.1.          Course of Dealing; Amendment. No course of dealing between the Lender and the Pledgor shall be effective to amend, modify or change any provision of this Agreement, the Note or any other Collateral Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement, the Note and each other Collateral Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Note, this Agreement or the other Collateral Documents or as having in any way or manner modified or waived the same. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Pledgor.

SECTION 7.2.          Waiver of Default. The Lender may, at any time and from time to time, execute and deliver to the Pledgor a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or any Event of Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Pledgor and the Lender shall be restored to their former positions prior to such Event of Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3.          Security Interest Absolute. Until the termination or release pursuant to Section 7.12 (and subject to reinstatement thereunder), all rights and remedies of the Lender hereunder and under applicable laws and all agreements and obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, impaired or affected by, (a) any lack of validity or enforceability of the Note, this Agreement or any of the other Collateral Documents, (b) any change in the amount of any or all of the Secured Obligations or any change in the time, manner or place of payment of any or all of the Secured Obligations or any change of any other provision or term of any or all of the Secured Obligations, (c) any amendment to, or modification or waiver of, consent to, or departure from, any of the provisions of the Note, this Agreement or the other Collateral Documents, (d) any exchange, substitution, release, addition or non-perfection of any collateral and security for any of the Secured Obligations, (e) the release of, in whole or in part, any Person, including, without limitation, the Company and the Pledgor, obligated or liable for the payment of all or any part of the Secured Obligations or any attempt, pursuit, enforcement or exhaustion of any rights or remedies the Lender may have against any such Person or against any collateral and security for any or all of the Secured Obligations, (f) the failure, omission, lack of diligence or delay by the Lender to exercise or enforce any rights and remedies it may have under the Note, this Agreement, the other Collateral Documents or applicable laws, and (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of the Pledgor or of the Collateral (other than Payment in Full).

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SECTION 7.4.          Certain Waivers. To the extent permitted by law:

(a)          Until the termination or release pursuant to Section 7.12 (and subject to reinstatement thereunder), the Pledgor hereby waives and relinquishes all rights and remedies accorded to pledgors, sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including: (i) any right to require the Lender to proceed against the Company or any other Person or to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy in the Lender’s power before proceeding against a Pledgor; (ii) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Pledgor, the Company or any other Person or the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Pledgor, the Company or any other Person; (iii) any right to enforce any remedy that the Lender may have against the Company or any other Person and any right to participate in any security held by the Lender; (iv) any right to require the Lender to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Note of any of the Collateral Documents; (v) any right to assert the bankruptcy or insolvency of the Company or any other Person as a defense hereunder or as the basis for rescission hereof and any right under any law purporting to reduce the Pledgor’s obligations hereunder if the Secured Obligations are reduced other than as a result of payment of such Secured Obligations; (vi) any defense based on the repudiation of the Note or any of the Collateral Documents by the Company or any other Person, the failure by the Lender to enforce any claim against the Pledgor, the Company or any other Person or the unenforceability in whole or in part of the Note or any of the Collateral Documents; (vii) all suretyship and guarantor’s defenses generally; (viii) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under, or the enforcement by the Lender of, this Agreement; (ix) any requirement on the part of the Lender to mitigate the damages resulting from any default; (x) any defense based upon an election of remedies by the Lender, including an election to proceed by non-judicial rather than judicial foreclosure, that destroys or otherwise impairs the subrogation rights of the Pledgor, the right of the Pledgor to proceed against the Company or another Person for reimbursement, or both; (xi) any defense based on any offset against any amounts that may be owed by any Person to the Pledgor for any reason whatsoever; (xii) any defense based on any act, failure to act, delay or omission whatsoever on the part of the Company or the failure by Company to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Note or any of the Collateral Documents, (xiii) any defense, setoff or counterclaim that may at any time be available to or asserted by the Company against the Lender or any other Person under the Note or any of the Collateral Documents; (xiv) any duty on the part of the Lender to disclose to the Pledgor any facts the Lender may now or hereafter know about the Company, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which the Pledgor intends to assume, or have reason to believe that such facts are unknown to the Pledgor, or have a reasonable opportunity to communicate such facts to the Pledgor; and (xv) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Note or any of the Collateral Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Note or any of the Collateral Documents (other than Payment in Full).

(b)          The Pledgor waives the posting of any bond otherwise required of the Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Secured Obligations, to enforce any judgment or other court order entered in favor of the Lender, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between the Pledgor and the Lender.

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(c)          So long as this Agreement is in effect, (i) the Pledgor shall not have any right of subrogation and the Pledgor waives all rights to enforce any remedy that the Lender now has or may hereafter have against the Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Lender and (ii) the Pledgor waives any claim, right or remedy that the Pledgor may now have or hereafter acquire against the Company that arises hereunder and/or from the performance by the Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Lender against the Company or any security that the Lender now has or hereafter acquires. Any amount paid to the Pledgor on account of any such subrogation rights prior to the Payment in Full shall be held in trust for the benefit of the Lender and shall immediately thereafter be paid to the Lender.

SECTION 7.5.          Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note, and, as to the Pledgor, addressed to it at the address of the Company set forth in the Note and as to the Lender, addressed to it at the address set forth in the Note, or in each case at such other address as shall be designated by such party in a written notice to the other party.

SECTION 7.6.          Performance for Pledgor; Power of Attorney.

(a)          If the Pledgor shall fail to perform any covenants contained in this Agreement or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Lender shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby. Any and all amounts so paid by the Lender shall be reimbursed by the Pledgor in accordance with the provisions of Section 7.7. Neither the provisions of this Section 7.7 nor any action taken by the Lender pursuant to the provisions of this Section 7.7 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

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(b)          Subject to Section 7.18, the Pledgor hereby appoints the Lender the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right, upon the occurrence and during the continuance of an Event of Default which is not cured within ten (10) days of Lender’s written notice to Pledgor of its intent to exercise the rights set forth in this Section 7.6, with full power of substitution either in the Lender’s name or in the name of the Pledgor, (a) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, (b) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest, dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof, (c) to give full discharge for all or any part of the Collateral, (d) to settle, compromise, prosecute or defend any action, claim or proceeding with respect to all or any part of the Collateral, (e) to sell, assign, endorse, pledge, transfer and make any agreement respecting all or any part of the Collateral, or (f) to otherwise deal with all or any part of the Collateral as though the Lender were the absolute owner thereof; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or become due in respect thereof or any property covered thereby, and no action taken by the Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Lender except to the extent that such defense, counterclaim or offset is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (i) the bad faith, gross negligence or willful misconduct of the Lender which, for the avoidance of doubt, shall not include the entering into of the Note, this Agreement and the other Collateral Documents or any actions in connection therewith, (ii) a claim brought by the Pledgor or any Affiliate thereof against the Lender for breach of the Lender’s obligations under the Note or any Collateral Document, or (iii) a claim solely among the Lender (including in the capacity as agent) and its assignees permitted under Section 7.9 below.

SECTION 7.7.          Lender Costs. The Pledgor shall pay to the Lender within five Business Days following written demand all Lender’s reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees incurred by Lender in protecting or asserting any of Lender’s rights under this Agreement or any other Collateral Document (including, without limitation, documented costs incurred in seeking legal advice in connection with any matter related to the administration or enforcement of this Agreement or in connection with any default or potential default, regardless of whether suit is filed) (“Lender Costs”). Lender Costs shall be included in the Secured Obligations secured hereby. Without prejudice to the survival of any other agreement of Pledgor under this Agreement or any other Collateral Documents, the agreements and obligations of the contained in this Section shall survive termination of this Agreement and Payment in Full.

SECTION 7.8.          Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible, (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) the parties hereto shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

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SECTION 7.9.          Assignment. The Pledgor shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign or transfer all or any part of the Secured Obligations with the Pledgor’s or the Company’s consent (in each case not to be unreasonably withheld). In the event of any such assignment with the requisite consent, the rights and remedies of the Lender hereunder shall extend to, and vest in, any such assignee or assignees who shall have the right to enforce the provisions of this Agreement as fully as the Lender; provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement as to so much of the Secured Obligations that it has not sold, assigned or transferred. The Pledgor will use commercially reasonable efforts to cooperate with the Lender in connection with any such assignment to the extent consented to as provided in the foregoing sentence, and will execute and deliver such consents and acceptances to any such assignment and amendments to this Agreement in order to effect any such assignment (including, without limitation, the appointment of the Lender as agent for itself and all assignees).

SECTION 7.10.        Survival. All representations and warranties contained in or made under or in connection with this Agreement shall survive the execution, delivery and performance of this Agreement.

SECTION 7.11.        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Lender and their respective heirs, personal representatives, successors and assigns.

SECTION 7.12.       Continuing Agreement; Termination. This Agreement and the security interest granted hereby shall be continuing and binding on the Pledgor regardless of how long before or after the date hereof any of the Secured Obligations were or are incurred. This Agreement and the security interest granted hereby shall automatically terminate without any further action by any Person when all of the Secured Obligations have been Paid in Full, at which time the Lender will deliver to the Pledgor and authorize the filing of all proper Uniform Commercial Code termination statements and other releases of the Collateral prepared by the Pledgor which are reasonably requested by the Pledgor to evidence such termination, and the Lender shall return all Collateral in its possession to the Pledgor. The Pledgor agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Secured Obligation is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any of its Affiliates.

SECTION 7.13.         Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding conflicts of laws principles (other than Sections 5-1401 of the New York General Obligations Law)), both in interpretation and performance, provided that the law governing perfection, the effect of perfection or non-perfection, and the priority of security interests, shall be determined in accordance with Part 3 of Title 9 of the UCC. The other provisions of Sections 15, 18, and 19 of the Note are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 7.14.        [Reserved.]

SECTION 7.15.       Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts and delivered in original or electronic form in a .pdf (portable document format), with the same effect as execution and delivery of originals. Each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

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SECTION 7.16.        Exhibits and Schedules. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term “this Agreement”.

SECTION 7.17.         Headings. Article and Section headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 7.18.        Regulatory Savings Clause; Change in Law. It is the intention of the Pledgor and the Lender to effect a change in control of Hunt Securities, due to the Lender’s exercise of remedies hereunder, only in compliance with all applicable regulatory requirements for the Collateral, including, without limitation, the Pledged Equity Interests. The enforcement of the remedies under this Agreement, the Note, or any other Collateral Documents, shall be made in compliance with all applicable law and regulations as in effect at the time.

SECTION 7.19        Notice. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.19.)

If to Pledgor:	Hunt FS Holdings, LLC
4401 North Mesa
El Paso, TX 79902
Attention: Kara E. Harchuck, General Counsel
Fax No.: 312-799-3909
Email: kara.harchuck@huntcompanies.com

With a copy to (which does not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Jeffrey D. Marell, Esquire
Ross A. Fieldston, Esquire
Facsimile: (212) 492-0105, (212) 492-0075
E-mail: jmarell@paulweiss.com and rfieldston@paulweiss.com

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If to Lender:	MMA Capital Management, LLC
3600 O’Donnell Street, Suite 600
Baltimore, Maryland 21224
Attention: Gary A. Mentesana and Megan Sophocles
Fax No.: (443) 263-2857
Email: gary.mentesana@mmacapitalmanagement.com and megan.sophocles@mmacapitalmanagement.com

With a copy to (which does not constitute notice):

Gallagher Evelius & Jones LLP
218 N. Charles Street, Suite 400
Baltimore, Maryland 21201
Attention: Stephen A. Goldberg, Esquire
Fax No.: (410) 468-2786
Email: sgoldberg@gejlaw.com

[Remainder of Page Left Intentionally blank; Signature Page Follows]

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IN WITNESS WHEREOF, intending to be legally bound hereby, each of the parties hereto have executed and delivered this Agreement as of the day and year first written above.

PLEDGOR:

HUNT FS HOLDINGS, LLC

By:	/s/ James. C. Hunt
	Name:	James C. Hunt
	Title:	Chief Executive Officer

[Signature Page to Pledge and Security Agreement]

LENDER:

MMA CAPITAL MANAGEMENT, LLC

By:	/s/ Michael L. Falcone
	Name:	Michael L. Falcone
	Title:	Chief Executive Officer and President

[Signature Page to Pledge and Security Agreement]